UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2015

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
Hackensack, New Jersey 07601
(Address of Principal Executive Offices) (Zip Code)

(201) 968-9797
(Registrant's telephone number, including area code)

11101 W. 120th Avenue, Suite 200
Broomfield, Colorado 80021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry Into a Material Definitive Agreement

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for information concerning the Subsidiary Merger Agreement dated as of March 27, 2015 (the “SMA”) by and among Roomlinx, Inc. (the “Company”), Signal Point Holdings Corp. (“SPHC”), SignalShare Infrastructure, Inc. and RMLX Merger Corp.

ITEM 2.01      Completion of Acquisition or Disposition of Assets

Upon the terms and conditions of the SMA, the Company’s wholly-owned subsidiary RMLX Merger Corp., a Delaware corporation, was merged with and into SPHC, with SPHC and its operating subsidiaries surviving as a wholly-owned subsidiary of the Company (the “Merger”).  The existing business of Roomlinx was transferred into a newly-formed, wholly-owned subsidiary named SignalShare Infrastructure Inc. (“SSI”).  The Company’s President and Chief Executive Officer, Michael S. Wasik, resigned from all positions with the parent Company and was named President and Chief Executive Officer of SSI.  The SMA was entered into simultaneously with the closing (the “Closing”) as of March 27, 2015.  As a result of the Merger, the shareholders of SPHC, a privately-owned Delaware corporation, received an aggregate of approximately 85% of the Fully Diluted (as defined therein) common stock of the Company.  The merger consideration was determined by the Company, after a thorough review of prospective acquisitions, the benefits of the proposed transaction, including access to capital, increased market opportunities and reach, perceived synergies, efficiencies and other financial considerations, as well as a strategic growth plan contemplated by management of the combined entity.

SPHC Business

SPHC is a digital, media, communications holding company that, through its various subsidiaries, provides integrated solutions including high density Wi-Fi for sports stadiums, concert and festival venues and convention centers. These integrated solutions not only provide the full design and installation of the Wi-Fi networks, but also work with the venues on selling advertising and sponsorship opportunities on those networks. SPHC through its subsidiaries also provides broadband (wireless and wired) and Voice over Internet Protocol (VoIP) services to corporate customers primarily in the New York tri-state area.

SPHC was formed on October 3, 2012, pursuant to a reorganization when it acquired 100% of the issued and outstanding common stock and became the parent company of Signal Point Corp., a New York corporation (“SP Corp.”) and Signal Point Telecommunications Corp., a New York corporation (“SPTC”).  On September 27, 2012, SP Corp. acquired the assets and assumed certain liabilities of Wave2Wave Communications, Inc. and its subsidiaries (“W2W”) in a Section 363 Asset Sale under the Bankruptcy Code.  The portion of these assets that were associated with the W2W entity were transferred to SPTC by SP Corp., while those that were associated with other business lines remained with SP Corp. and subsequently the stock of SPTC and SP Corp. was acquired by SPHC in a corporate restructuring.  SPC is no longer an operating subsidiary.   SP Corp. expanded certain assets acquired in the W2W Acquisition while either reducing or eliminating other unprofitable assets. Today SPTC is the subsidiary that provides broadband and VoIP services to corporate customers.

In January 2013, SPHC acquired SignalShare LLC (“SSLLC”), a Delaware limited liability company and diversified its products and services.  SignalShare provides high density Wi-Fi solutions for sports stadiums, concert and festival venues and convention centers, while helping monetize those networks with the sale of advertising and sponsorship opportunities. SSLLC provides its service for permanent installation in stadiums, arenas and convention centers, including the Sands Venetian Hotel in Las Vegas, the Toyota Center (Houston Rockets), the Sleep Train Arena (Sacramento Kings), the Joe Louis Arena (Detroit Red Wings), and the University of Michigan football stadium. SSLLC also provides temporary installations in venues for concerts and festivals and has in the past provided these services for such events as Black Eyed Peas, Jay Z, Dave Mathews Band and U.S. Open Tennis. SSLLC as part of its media offering to its customers provides data analytics for the networks they monitor allowing advertisers to better target their advertisement placements and providing additional revenue opportunities for SSLLC.

SMA

On February 10, 2015, the Company and SPHC terminated their Agreement and Plan of Merger dated March 14, 2014, due to unexpected delays in meeting the closing conditions by the then extended termination date almost one year after the original agreement was entered into.  On March 27, 2015, the Company and SPHC agreed upon new terms for the transaction and simultaneously signed and completed the SMA.  The SMA was negotiated based upon, among other things, significantly revised settlement agreements with the Company’s major creditors.  These included, among other things, Cenfin LLC, the Company’s secured lender, obtaining 5% of the approximately 15% of the issued and outstanding Fully Diluted common stock following the Merger.

Upon the Closing, the Company assumed certain obligations of SPHC and transferred substantially all of the assets and liabilities (other than assets consisting of contracts for which no consent to assignment has been obtained) into SignalShare Infrastructure, Inc. (“SSI”), a newly-formed Nevada corporation wholly owned by the Company.  As a result of the foregoing, SSI and SPHC and their respective subsidiaries are now the principal operating subsidiaries of the Company.

Pursuant to the terms of the SMA, the Company made a $750,000 cash payment to Cenfin, reducing the amount of the Revolving Loan with Cenfin to $3,962,000, bearing interest at approximately 5% per annum, and Cenfin received 7,061,295 shares of Common Stock.  This revolving loan is secured by the assets of SSI, but not those of the parent Company (except to the extent not assigned to SSI) and not by any assets of SPHC.  Pursuant to the SMA, SPHC agreed to make a $600,000 cash contribution available to the Company for ongoing operations, of which $400,000 has been paid directly by SPHC to Technology Integration Group, a principal vendor to the Company, pursuant to the terms and conditions of a Settlement Agreement and Mutual General Release, a copy of which has been filed as an exhibit to this Form 8-K.  As a condition to the SPHC cash contribution, the Company was required to demonstrate and successfully demonstrated that its cash, accounts receivable and leasehold/lease receivables were equal to or greater than current accounts payable and that the Company had between $350,000 and $500,000 in cash prior to Closing and the $600,000 cash contribution by SPHC.

Pursuant to the terms and conditions of the SMA, the Board of Directors of the Company declared a dividend of 12,603,174 shares of Common Stock to existing stockholders who held 107,156 shares of Common Stock or an aggregate of 12,710,330 shares (9.41% of the Fully Diluted Shares).  Cenfin was issued 7,061,295 (5.23%) shares and the SPHC shareholders were issued 115,282,137 (85.36% of Fully Diluted Shares) exclusive of 4,160,000 option shares.  All of the dividend shares and Cenfin Shares are subject to a nine (9) month lock-up agreement, subject to certain registration rights.

The foregoing summary of the terms and conditions of the SMA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SMA, which is attached as an exhibit to this Form 8-K.

ITEM 3.02      Unregistered Sales of Equity Securities

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for information concerning the issuance of unregistered securities of the Company.  The shares of Common Stock to be issued to the SPHC shareholders, as well as shares of Common Stock underlying options and warrants to be issued to SPHC shareholders, are exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder and/or Rule 903 of Regulation S promulgated under the Act.  The Company, is relying upon the representations and warranties of the SPHC shareholders, contained in exchange agreements that they are either accredited investors or Non-U.S. Persons, as such terms are defined under the Act.

The shares of Common Stock issued to Cenfin are exempt from registration pursuant to Section 4(a)(2) under the Act.  The Company relied upon the representations and warranties contained in an Amended and Restated Revolving Credit and Security Agreement, a copy of which is attached as an exhibit to this Form 8-K.

The dividend shares issued to the existing Roomlinx shareholders were exempt from registration pursuant to Section 2(a)(3) under the Act as not involving a “sale,” as such term is defined under the Act.

ITEM 5.01        Change in Control of Registrant

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for information concerning the change in control of the Company.

Pursuant to the terms and conditions of the SMA, all officers and directors of the Company resigned as of March 27, 2015.  As set forth in Item 5.02 below, Aaron Dobrinsky was elected Chairman of the Board, Chief Executive Officer and a Director and Christopher Broderick was elected Chief Operating Officer and a Director.  These two persons constitute the entire Board of Directors of the Company.  There are no other arrangements or understandings among both the former and new control groups and their associates with respect to the election of directors or other matters, other than to evaluate an additional director of the Company within one year from March 27, 2015.  Messrs. Dobrinsky and Broderick shall also be the initial officers and directors of SSI, together with Michael S. Wasik, formerly President and Chief Executive Officer of the Company, who shall be President and Chief Executive Officer of SSI.

(b)           There are no arrangements, known to the Company, including any pledge by any person of any securities of the Company or any of its parents, the operation of which may, at a subsequent date, result in a change in control of the Company.

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

As set forth under Item 5.01 above, all officers and directors of the Company resigned on March 27, 2015, pursuant to the terms and conditions of the SMA.  Set forth below is certain background and biographical information concerning our directors:

Name	Age	Position

Aaron Dobrinsky	51	Chairman of the Board, Chief Executive Officer and Director

Christopher Broderick	53	Chief Operating Officer and Director

Aaron Dobrinsky was elected Chairman of the Board, Chief Executive Officer and a Director of the Company on March 27, 2015.  He has been the President of SPHC since December 12, 2012. Prior to that he served as Chief Executive Officer of Wave2Wave from September 2010 to July 2012. Since January 2006, Mr. Dobrinsky has served as President of Dobrinsky Management, Inc. (DMI), a management consulting and advisory firm providing strategic, operational and financial guidance to startup and mid-stage companies. Mr. Dobrinsky also served as interim-chief executive officer of KSR, an online national specialty supermarket from June 2009 through September 2010. Mr. Dobrinsky was an executive member of the board of directors of RoomLinx, Inc. from June 2004 through November 2005, where he also served as chief executive officer from June 2004 through November 2005. Mr. Dobrinsky founded GoAmerica (now Purple Communications) in 1996, and from 1996 to June 2008, he served as the chairman of its board of directors. He also served as president of GoAmerica until November 2000 and chief executive officer until January 2003. Mr. Dobrinsky served as chairman of the board of directors of Purple Communications from 2003 through 2009 and rejoined the board of directors in March 2010 as a director. He also served as a strategic advisor to the board of directors of Purple Communications. Mr. Dobrinsky has served as a board advisor and board member for several private companies and non-profit organizations. Mr. Dobrinsky received his BA in Economics and Finance from Yeshiva University and he attended New York University School of Business where he studied Marketing and Finance.   The Company determined that Mr. Dobrinsky is qualified to serve on the Board of Directors based on his prior service to the Company, as well as his particular knowledge and extensive experience in the telecommunications industry, including that with SPHC.

Christopher Broderick was elected Chief Operating Officer and a Director of the Company on March 27, 2015.  He has served as Chief Operating Officer of SPHC since October 17, 2012. Mr. Broderick has 30 years of experience in the telecommunications industry and is responsible for the Company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He is also the operational leader for the development and build-out of SPHC’s continued network expansion.  Prior to joining SPHC Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of the company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA.  The Company determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Management

Set forth below is certain background and biographical information concerning our officers and key employees.

Name	Age	Position

Aaron Dobrinsky	51	Chairman of the Board, Chief Executive Officer and Director
Christopher Broderick	53	Chief Operating Officer and Director
Steven Vella	51	Chief Financial Officer
Andrew Bressman	51	Managing Director and Head of Business Development
Joseph Costanzo	46	Chief Technology Officer
Michael S. Wasik	45	President – SignalShare Infrastructure
Christopher Barnes	49	Executive Vice President Strategic Relations
Peter Walsh	57	Vice President – Sports & Entertainment
Steve Tran	43	Senior Vice President – Mobile Products

Aaron Dobrinsky – see biography above under Board of Directors

Christopher Broderick – see biography above under Board of Directors

Steven Vella, - joined SPHC as Chief Financial Officer in June 2014 and it is the intention that he will be Chief Financial Officer of the Company. Mr. Vella is responsible for the financial operations for SPHC, and will be instrumental in the development, implementation, and measurement of financial and operational strategy. Mr. Vella has over 25 years of experience in finance and accounting. Prior to joining SPHC, Mr. Vella was the Interim CFO and Corporate Controller of TransCare Corporation. TransCare is one of the nation’s largest for-profit ambulance and paratransit companies operating throughout the East Coast. Prior to that Mr. Vella was the Vice President of Finance of Environmental Logistics Services (ELS), CFO of Loving Care Agency as well as serving in various finance and accounting management positions for publicly traded and privately owned companies. He began his career working in public accounting firms including the big four firm Deloitte & Touche LLP. Mr. Vella is a Certified Public Accountant.

Andrew Bressman, was elected Managing Director and Head of Business Development of the Company on March 27, 2015.  He was Managing Director and Head of Business Development of Wave2Wave from November 1999 and has continued in that position with SPHC since October 2012.  Mr. Bressman participates with the Company’s executive team in overseeing the day-to-day operations and management of the Company; locates and develops new strategic opportunities; generates business and strategic relationships; and interfaces with technology partners and vendors.  Mr. Bressman was one of Wave2Wave’s original founders and was one of its key employees from that company’s founding in November 1999 until November 2003 and from June 2005 until October 2012 when he assumed those positions with SPHC.

Mr. Bressman is a member of SAB Management LLC, which acts a consultant to SPHC, and is employed as Managing Director of SPHC.  See “Employment and Consulting Agreements” below.  Copies of the SAB Management LLC Consulting Agreement and Andrew Bressman’s Employment Agreement have been filed as exhibits to this Form 8-K.

You may want to consider the background history and past proceedings against Mr. Bressman and others:

Prior to joining Wave2Wave, Mr. Bressman spent five and a half years, from January 1990 until July 1996, working on Wall Street. From January 1990 through August 1992, Mr. Bressman was a registered representative at D.H. Blair & Co., Inc., a registered broker-dealer. In August 1992, Mr. Bressman left D.H. Blair to become a registered representative and president of A.R. Baron & Co., Inc., which was also a registered broker-dealer. In February 1993, Mr. Bressman became a registered principal at A.R. Baron and in September 1993 he began serving as its chief executive officer. Mr. Bressman’s employment with A.R. Baron ended in July 1996 when the company was placed into liquidation pursuant to the Securities Investors Protection Act.

The SEC alleged that, during his association with D.H. Blair and A.R. Baron, Mr. Bressman and others engaged in a scheme to manipulate the market for the common stock of several public companies marketed by D.H. Blair and A.R. Baron and engaged in certain abusive sales practices. In November 1999, Mr. Bressman entered into a consent decree with the SEC which resolved all SEC allegations without Mr. Bressman admitting or denying them. As part of the settlement, Mr. Bressman agreed to the entry of an injunction enjoining him from committing future violations of the U.S. securities laws, including the antifraud provisions set forth in Section 17(a) of the Securities Act of 1933, as amended, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Mr. Bressman also agreed to a permanent bar from associating with any securities broker or dealer. In addition, Mr. Bressman agreed to and paid monetary penalties and disgorgement of profits over a five-year period. Bear Stearns Securities Corp., A.R. Baron’s clearing house, agreed to contribute $30 million to a restitution fund for A.R. Baron’s investors and the Securities Investors Protection Company recovered sufficient money to permit it to reimburse the majority of A.R. Baron’s customers for their full out-of-pocket losses.

In December 1997, Mr. Bressman pled guilty to New York State charges of enterprise corruption and grand larceny based on some of the same conduct while employed at A.R. Baron for which he settled with the SEC. Mr. Bressman served 18 months of confinement in a New York State prison for these offenses commencing in November 2003, after which he was released to a work release program for the next 18 months; his term of parole supervision was terminated early.

Joseph Costanzo, Chief Technology Officer of the Company is a technology leader and visionary with deep expertise in business intelligence and analytics, having worked with companies ranging from Fortune 100 to the U.S. Department of Defense, to devise and implement business intelligence strategies.  Mr. Costanzo joined SignalShare in 2013 upon its acquisition of SPHC.  Mr. Costanzo has extensive technical knowledge in the areas of data warehouse architecture and design, customer relationship management (CRM) and analytics. He is also an experienced trainer and international speaker, with expertise in serving the retail, telecommunications, media, entertainment and financial industries.  Mr. Costanzo attended the Citadel and the University of North Carolina at Wilmington, studying Business Economics and receiving his B.S. in Management Information Systems.

Michael S. Wasik, was elected President and Chief Executive Officer of SignalShare Infrastructure, Inc. on March 27, 2015.  Prior thereto, he served as the Company’s Chief Executive Officer and member of the Board from November 2, 2005.  Mr. Wasik joined the Roomlinx Executive Management team in August of 2005 after executing the merger of his company, SuiteSpeed, with Roomlinx.   During Mr. Wasik’s first three years as CEO, he successfully restructured Roomlinx’ balance sheet, eliminating debt and raising just under ten million dollars in debt and equity financing.    He also took Roomlinx from a non-reporting, pink sheet company to a fully reporting company with the SEC currently trading on the OTC market.

Prior to joining Roomlinx, Mr. Wasik was the CEO/Founder of SuiteSpeed Inc. a wireless Internet provider within the hospitality market.  Having launched SuiteSpeed in late 2002, Mr. Wasik was responsible for defining technology architecture, market direction, and the overall vision for this fast growing WiFi company.  Mr. Wasik expanded the company’s geographical coverage from its Denver backyard to serving hotel chains and independents across the U.S.  Under his direction, SuiteSpeed was on Mercury’s top 100 fastest growing companies list for 2003 and 2004.

Mr. Wasik was also the Founder and Chairman of the Board of TRG Inc., an IT consulting company.  Having launched TRG in late 1997 with no outside funding, Mr. Wasik was responsible for the overall sales and marketing effort, and defined TRG’s overall vision. Under his leadership, the company achieved average growth of 300% per year, over the first four years with positive EBITDA.  Mr. Wasik expanded the company’s billable resources from 6 consultants in 1997 to 60 consultants in 2000 serving Fortune 500 corporations across the U.S.  Mr. Wasik has managed over 60 people in 4 offices throughout the United States.  Mr. Wasik was nominated for the 2005 Ernst and Young Entrepreneur of the Year award.

Christopher Barnes, Executive Vice President - Strategic Relations of the Company, is a seasoned business development and sales executive with extensive experience developing technology and service businesses across industries.  Mr. Barnes has been vetted at every level of operations and sales, from management through executive. He has built national sales organizations from the bottom up and has played a key role in company successes, including his first startup IPO effort, which carried a market cap in excess of $1.2 Billion. Prior to SignalShare’s acquisition by SPHC in January 2013, Mr. Barnes was employed by Zencos Consulting LLC, where he managed global customers and the U.S. roll-out of European and Asian data systems. He has also held positions at National Data Corp, CAIS Internet, and Matrics Technology, as well as spent time in commercial real estate. Barnes has a B.A. in Marketing from Morehouse College.

Peter Walsh, Vice President of Sports and Entertainment of the Company, since March 2015, will accelerate deployment of Live-Fi™ technology in major stadiums and arenas to enrich the live event experience. Previously, Mr. Walsh was principal architect for the Sports & Entertainment division at AT&T, where he provided technical vision and guidance to major sports and entertainment venues globally for their new builds and retro-fits. Prior to AT&T, Mr. Walsh was head of technology for the Dallas Cowboys, where he designed and developed the information strategic plan and headed up the technology implementation for the Cowboys’ new AT&T Stadium.  Mr. Walsh has four decades of senior management level technology and business experience at companies including Nokia, Rockwell International, United Space Alliance and Lockheed Martin.   Mr. Walsh holds a Bachelor of Arts degree in Business Administration – Finance concentration from California State University, Fullerton and is a member of the Advisory Council for the School of Business at the University of Texas at Arlington.

Steve Tran, Senior Vice President of Mobile Products, has over 20 years of experience in products, finance and entrepreneurship.  He was most recently founder and CEO of Incubite, a developer of mobile messaging apps acquired by SPHC in December 2014.  Prior to founding Incubite, he was VP of Strategy and BD at Nuance Communications. He was Co-founder of BeVocal, one of the world’s largest providers of cloud based speech-enabled call automation which was acquired by Nuance in 2007. Previously, he held positions in business development at Cadence Design Systems, investment banking at Petrie Parkman (acquired by Merrill Lynch) and engineering at Compaq Computer.  He holds a BSEE from Rice University and an MBA from the Tuck School at Dartmouth College.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Agreements

On March 20, 2015, SPHC entered into substantially similar Executive Employment Agreements and Stock Appreciation Rights (“SARS”) agreements, all of which were assumed by the Company on March 27, 2015 (under the SMA), with each of Aaron Dobrinsky, Christopher Broderick  and Andrew  Bressman, with  copies of  such employment  agreements filed as exhibits to this Form 8-K.

Aaron Dobrinsky is employed as Chief Executive Officer, Chairman of the Board and a Director of the Company through the fourth anniversary of March 20, 2015, provided that on the fourth and subsequent anniversary dates the employment agreement will ultimately be extended for additional two-year periods unless either Mr. Dobrinsky or SPHC has given at least thirty (30) days’ prior written notice to the other that such automatic extension will not occur.

Mr. Dobrinsky is receiving a salary of $325,000 and is eligible to earn annual variable compensation at the sole discretion of the Compensation Committee based upon SPHC’s achievement of stated goals, as established by the Compensation Committee.  Mr. Dobrinsky was awarded SARS for 3,500,000 shares of Common Stock, which can be exchanged for an equal number of shares of the Company’s Common Stock.  One half (50%) of the SARS vested on January 10, 2015 and the remaining 50% of such shares shall vest on January 10, 2016.  Mr. Dobrinsky was awarded, as of March 27, 2015, an additional SARS agreement for 1,750,000 shares of Common Stock, 100% of which will vest on January 10, 2017. The Base Price of each SAR is $0.50.  The exercise price of SARS shall be payable in cash or on a cashless basis.  Vested SARS may only be exercised during the calendar year in which SARS vest.  All unvested SARS shall be immediately forfeited and cancelled in the event the recipient’s employment or other service with the Company is terminated prior to the applicable vesting date.  A form of such SARS agreement is attached  as an  exhibit to  this  Form 8-K.

The employment agreement is terminable for Cause (as defined) or the employee terminates his employment without Good Reason (as defined) in which case the employee shall not be entitled to any compensation other than accrued benefits.  In the event the employment agreement is terminated other than for Cause or by the employee with Good Reason, the employee shall be entitled to receive severance equals to 12 months of his base salary.

Excluding the Merger with the Company, in the event of a Change of Control (as defined) 100% of the Employee’s unvested SARS, options or shares shall immediately vest, and if the employee is no longer employed by the Company he shall be entitled to receive 12 months’ severance.  Any benefits to be received by employee in the event of a Change of Control that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) will be reduced to the extent necessary so that no excise tax is due.  To the extent any payment under the employment agreement constitutes an amount payable under a “Non-Qualified Deferred Compensation Plan (as defined in Section 409A of the Code), such payment could not be made to the employee earlier than the date that is six months from termination of employee’s separation from service.

The Employment Agreement contains a restricted period of nine (9) months from any termination date during which the employee cannot directly or indirectly compete with SPHC, nor solicit the services of any employee of SPHC on the termination date, or solicit or provide services to any customer of SPHC on the termination date or who was a customer during the one-year period preceding the termination date.

SPHC entered into an Executive Employment Agreement with Christopher Broderick as Chief Operating Officer and a Director, on the same terms as that with Mr. Dobrinsky, except as noted herein.  Mr. Broderick is receiving a Base Salary of $250,000 per annum.  He was granted SARS for 3,500,000 and 1,750,000 shares, respectively, on the same terms as Mr. Dobrinsky.

SPHC entered into an Executive Employment Agreement with Andrew Bressman, as Managing Director on the same terms as Mr. Dobrinsky, except as noted herein, Mr. Bressman is receiving a Base Salary of $125,000 per annum.

Consulting Agreement with SAB Management LLC

On March 27, 2015, SPHC entered into a five (5)-year Consulting Agreement with SAB Management LLC, of which Andrew Bressman is a Member.  Consultant shall render consulting services to SPHC relating to strategic planning, product development and general business and financial matters.  Consultant shall not be required to devote more than 2,000 hours per year to SPHC.  Consultant is being paid at the rate of $425,000 per year.  SAB was granted SARS for 8,500,000 and 4,250,000 shares, respectively, with a base price of $0.10 per share, but otherwise, on the same terms as Mr. Dobrinsky.  Upon voluntary termination, the Consultant shall only receive consulting fees earned, not yet paid.  If the Consultant is terminated for Cause (as defined), it shall be entitled to consulting fees earned but not yet paid.  In the event of any litigation, investigation or other matter naming Andrew Bressman or SAB Management LLC, the Company will pay 100% of legal fees to a lawyer of their choice.  Consultant is subject to a 12 month non-solicitation restriction from the end of the term.

Principal Stockholder Agreements with Robert DePalo

The following is a description of material transactions engaged in by Robert DePalo and affiliated entities, either with SPHC or its predecessors. Mr. DePalo is a principal stockholder of the Company as a result of the Merger.

Consulting Agreement

On January 9, 2014, SPHC entered into a Consulting Agreement with Robert DePalo, which was assumed by the Company on March 27, 2015.  The agreement is for a seven (7) year term (the “Term”) commencing on March 1, 2014 and ending on February 28, 2021, subject to earlier termination. Mr. DePalo will render consulting services related to strategic planning, product development and general business and financial matters. He shall not be required to devote more than 100 hours per year under the agreement. Mr. DePalo will be paid $210,000 per year during the Term of the Agreement.  In addition, pursuant to the terms of the Agreement, in the event of any litigation involving Robert DePalo, the Company will pay 100% of legal fees to a lawyer of Mr. DePalo's choice.  Mr. DePalo can terminate the contract on 30 days’ prior written notice if he voluntarily terminates his consulting or if terminated for Cause (as defined). Upon termination, Mr. DePalo shall only be entitled to earned, but unpaid, consulting fees. Mr. DePalo agreed to a one-year non-solicitation provision from the date of termination of employment.

Series A Preferred Stock

Allied International Fund (“Allied”) is the holder of Series A Preferred Stock of SPHC that it received as a result of rendering certain consulting services. Each share of Series A Preferred is convertible, at the option of the holder and at any time, into one share of common stock of SPHC, subject to adjustments for stock splits, recapitalizations and stock dividends and subject to further adjustments made as a result of anti-dilution provisions. The Series A Preferred Stock also provides for a liquidation preference and one percent (1%) of the gross revenues of SPHC with a minimum payment of $50,000 per year.  Allied is wholly owned by RoseMarie DePalo, Mr. DePalo’s wife. Mr. DePalo disclaims any beneficial ownership in Allied.  Allied and Mrs. DePalo also provided loans of $250,000 and $270,000 to SPHC in the form of Promissory Notes dated March 26, 2015 and March 30, 2015 as short term loans.

Series B Preferred Stock

In consideration of his capitalization of SPHC, SPHC issued to Mr. DePalo Series B Preferred Stock, as described below. As the sole holder of SPHC’s Series B Preferred Stock, Mr. DePalo has the right to authorize and approve or prohibit a wide variety of corporate activities and transactions.

The Series B Preferred Stock provides the holder with the following rights and certain control authority;

●
The Series B Preferred Stock entitles the holder (the “Series B Holder”) to vote the Series B Shares up to a number of votes equal to sixty percent (60%) of the issued and outstanding shares eligible to vote at a meeting or to be voted via a written consent.

●
The Series B Holder is entitled to designate one board member (the “Series B Designee”).  The Series B Designee is entitled to vote up to sixty percent (60%) of the votes eligible to be cast at any Board of Directors Meeting or an action taken by written consent.

●	The Series B Holder is entitled to the following rights:

■
the authority of the increase or decrease the number of authorized shares of any series of the Common Stock or any Preferred Stock or authorize the issuance of or issue any shares of Common Stock or Preferred Stock;

■	to modify any organizational document of the Company or any subsidiary of the Company;

■	approval of any issuance of any indebtedness or debt security by the Company or any subsidiary, other than in the ordinary course of business;

■	the authority to approve any encumbrance or lien upon any of its properties or assets now owned or hereafter acquired by the Company;

■
the authority to assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation (other than wholly-owned subsidiaries of the Company), except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

■	the authority to increase the authorized number of directors constituting the Board from the number which currently exists;

■	the authority to declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company or subsidiary of the Company;

■	the authority to effect, or enter into any agreement to effect any transaction that results in a Change of Control (as defined);

■	the authority to replace and/or terminate the Company’s Chief Executive Officer, President and/or Chairman of the Board of Directors;

■	the authority to modify and/or change the nature of the Company's business;

■
the authority to acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person or entity, or enter into any joint venture with any other person or entity, for aggregate consideration greater than $100,000 including the direct or indirect assumption of liabilities);

■
the authority to enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Company's ability to perform its obligations under this Certificate of Designation or restricts the rights of the Series B Holder hereunder;

■	the authority to amend, modify or adopt any Equity Incentive Plan of the Company;

■	the authority to retain any employee for compensation in excess of $75,000 per annum;

■	The Series B Holder is also entitled to certain periodic meetings with the Board;

■
authorize an offering or contemplation of any transaction pursuant to which the Company shall issue or sell to any person or entity shares of any class of Common Stock or Preferred Stock or any other equity interest of the Company (including, but not limited to, any instrument that is convertible into Common or Preferred Stock of the Company); and

■
The Series B Holder shall have exclusive control over Signal Point Holdings Corp.’s bank accounts as identified in the Corporation’s books and records and shall have access to all operating accounts of Signal Point Holdings Corp. and any of its subsidiaries.

Brookville Special Purpose Fund, LLC

On March 24, 2011, Wave2Wave entered into a senior secured loan and security agreement with Brookville Special Purpose Fund, LLC (“Brookville”) in the amount of $11.2 million (the “Brookville Loan”). Robert DePalo is the Managing Member of Brookville and acted as the agent for Brookville. The Brookville Loan has a maturity date of November 15, 2015 and has an annual interest rate of 14%. A portion of the Brookville Loan was converted into equity as of March 31, 2014 at an exchange rate of $1.50 per share. The Brookville Loan was secured by a senior security interest (subordinated to the DIP Lender defined below) in and lien against substantially all assets of the Wave2Wave and each of its wholly-owned subsidiaries: (i) RNK, Inc. (“RNK”); (ii) RNK VA, LLC; (iii) Wave2Wave VOIP Communications, LLC; (iv) Wave2Wave Data Communications, LLC; and (v) Wave2Wave Communications Midwest Region, LLC (collectively, the “Subsidiaries”). The Subsidiaries were co-guarantors of the Brookville Loan and pledged their assets as collateral for the Brookville Loan. In addition, Wave2Wave and RNK executed a Patent Security Agreement and Trademark Security Agreement in favor of Brookville, further collateralizing the Brookville Loan with all of the Wave2Wave’s right, title and interest in and to their patents, applications, registrations and recordings, as well as Wave2Wave’s right, title and interest in and to any trademarks, trade names, tradestyles and service marks.

Veritas High Yield Fund LLC

From August 25, 2011 through November 30, 2011, RNK and Wave2Wave entered into a subordinated senior secured loan and security agreement, whereby RNK and Wave2Wave obtained through a series of transactions from Veritas High Yield Fund LLC (“Veritas”) a $4,750,000 loan (the “Veritas Loan”). Robert DePalo is Managing Member of Veritas. A portion of the Veritas Loan has a maturity date of March 5, 2016 and has an annual interest rate of 14%.  A portion of the Veritas Loan was converted into equity as of March 31, 2014, at an exchange rate of $1.50 per share. The Veritas Loan was secured by a senior subordinated security interest in and lien against substantially all assets of the Wave2Wave and its subsidiaries, subordinated only to the DIP Lender (see below).  The Subsidiaries were co-guarantors of the Veritas Loan and have pledged their assets as collateral for the Veritas Loan. In addition, Wave2Wave and RNK executed a Patent Security Agreement and Trademark Security Agreement in favor of Veritas, further collateralizing the Veritas Loan with all of Wave2Wave’s rights, title and interest in and to their patents, applications, registrations and recording, as well as Wave2Wave’s right, title and interest in and to any trademarks, trade names, tradestyles and service marks.

Robert DePalo Special Opportunity Fund, LLC

On March 19, 2012, the Robert DePalo Special Opportunity Fund, LLC (the “DIP Lender”) entered into a financing agreement to provide Wave2Wave debtor in possession financing in the amount of $3,600,000 for Wave2Wave pursuant to approval from the U.S. Bankruptcy Court in New Jersey (the “Bankruptcy Court”), provided additional funding to Wave2Wave totaling $3,500,000 (the “DIP Financing”). Robert DePalo is Managing Member of the DIP Lender. The DIP Financing had a maturity date of September 13, 2012. The DIP Financing was extended until the prior merger agreement with Roomlinx was signed in March 2014 and the loan was converted into equity at an exchange rate of $1.50 per share. The DIP Financing was secured by a superpriority security interest and lien on all of the assets of Wave2Wave and RNK, as approved by the Bankruptcy Court. The DIP Financing provided that debt payments would continue to be made to Brookville and Veritas in accordance with the terms of the Veritas Loan and the Brookville Loan.

ITEM 9.01         Financial Statements and Exhibits

(a)           Financial statements of business acquired.

In accordance with Item 9.02(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.02(a)(1) within seventy-one days after the due date of this Report concerning the closing of the transaction.

(b)           Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of this Report concerning the closing of the transaction.

(c)           Exhibits.

Listed below are exhibits to this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Correction to Articles of Incorporation of Roomlinx dated March 26, 2015.

10.1	Subsidiary Merger Agreement dated as of March 27, 2015, by and among SignalPoint Holdings Corp., Roomlinx, SignalShare Infrastructure Inc. and RMLX Merger Corp.(1)

10.2	Executive Employment Agreement dated as of March 20, 2015 by and between Signal Point Holdings Corp. and Andrew Bressman.

10.3	Executive Employment Agreement dated as of March 20, 2015 by and between Signal Point Holdings Corp. and Aaron Dobrinsky.

10.4	Executive Employment Agreement dated as of March 20, 2015 by and between Signal Point Holdings Corp. and Christopher Broderick.

10.5	Consulting Agreement dated as of March 24, 2015 by and between Signal Point Holdings Corp. and SAB Management LLC.

10.6	Consulting Agreement dated as of January 9, 2014 by and between Signal Point Holdings Corp. and Robert P. DePalo, Sr.

10.7	Form of Stock Appreciation Right Agreement.

10.8
Settlement Agreement and Mutual General Release dated as of March 27, 2015 by and among PC Specialists, Inc. (d/b/a Technology Integration Group) and Roomlinx Inc., Michael S. Wasik, Anthony DiPaolo and SignalShare Infrastructure Inc.

99.1	Press Release dated April 2, 2015.

(1)     The schedules to this exhibit have not been filed with this registration statement as they contain due diligence information which the Registrant does not believe is material to an investment decision and which is otherwise described in the issuer’s SEC filings.  Summaries of the information have been included and the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2015
ROOMLINX INC.

By:  /s/   Aaron Dobrinsky
               Aaron Dobrinsky
               Chief Executive Officer